                                                                   Exhibit 10.4






                              PRISM EQUITY VALUE PLAN

                          EFFECTIVE AS OF AUGUST 31, 1998

                             BY PRISM MORTGAGE COMPANY

                                AND BY PERSONNEL OF

                       PACIFIC GUARANTEE MORTGAGE CORPORATION









Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted text has been marked with a bracketed asterisk ("[*]") and has been filed separately with the Securities and Exchange Commission.

                              PRISM EQUITY VALUE PLAN-I


     This agreement establishing the Prism Equity Value Plan-I (the "Agreement" or "Plan") is dated as of March 1999, but is effective as of August 31, 1998 (the "Effective Date"), by PRISM MORTGAGE COMPANY, an Illinois corporation ("Prism" or "Company"), and those Key Personnel of PACIFIC GUARANTEE MORTGAGE CORP., a California corporation ("PGM"), who become Participants and signatories in accordance with the terms hereof, and is intended to supersede any previous understandings or agreements of the parties with respect to the subject matter contained herein.

                                SECTION I:  RECITALS

     A. Prism has acquired all of the issued and outstanding shares of capital stock of PGM from William D. Osenton and Bruce P. Barbera, pursuant to that certain Agreement for the Purchase and Sale of the Capital Stock of Pacific Guarantee Mortgage Corporation, dated July 23, 1998 (the "PGM Purchase Agreement").

     B. Pursuant to the PGM Purchase Agreement, Prism agreed to establish this Plan to provide certain payments to Key Personnel at the time of an IPO (as defined below) or Sale of Prism (as defined below), and certain payments relating to PGM Net Income (as defined below).

     C. Accordingly, in consideration of the covenants and mutual agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Prism hereby agrees to establish this Plan and the Key Personnel hereby agree to the terms and conditions contained herein.

                              SECTION II:  DEFINITIONS

     A. ADMINISTRATOR means the person or persons designated by the Board to administer this Plan in accordance with the provisions of Section VII.

     B. BENEFICIARY means the person or persons to whom a Participant's benefits hereunder are payable to upon his or her death in accordance with
Section VI.

     C.   BOARD means the Board of Directors of Prism.

     D. CLOSING means that corresponding definition as set forth in the PGM Purchase Agreement, the definition of which is hereby specifically incorporated by reference.

     E.   CODE means the Internal Revenue Code of 1986, as amended.

     F.   COMMON STOCK means shares of common stock of the Company.

     G.   COMPANY means Prism or any successor thereto.

     H. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     I.   IPO means an initial public offering of capital stock of Prism.

     J. KEY PERSONNEL means those management employees, staff and independent contractors affiliated with PGM initially designated by PGM management who become a signatory to this Agreement plus those employees and independent contractors affiliated with PGM or if PGM and Prism shall merge, Prism (or the surviving entity of the merger), who are eligible to become Participants in the Plan, as determined by the Board.

     K. PARTICIPANTS mean those Key Personnel who are signatories to this Agreement and who remain employed or affiliated with PGM.

     L. PGM NET INCOME means that corresponding definition as set forth in the PGM Purchase Agreement, the definition of which is hereby specifically incorporated by reference.

     M. PRISM NET INCOME means the definition corresponding to Purchaser Net Income as set forth in the Purchase Agreement, the definition of which is hereby specifically incorporated by reference.

     N. SALE OF PRISM means the occurrence of (a) the sale of all or substantially all of the assets of Prism or a successor of Prism or (b) the sale of eighty percent (80%) or more of the outstanding shares of Prism, whether such sale in (a) or (b) is effected directly or indirectly through a merger, consolidation or reorganization.

     O.   SECURITIES ACT means the Securities Act of 1933, as amended.

                       SECTION III:  PLAN PURPOSE AND FUNDING

     A. PURPOSE: This Plan has been established to provide equity-related compensation to the Participants in the event of an IPO or a Sale of Prism, and certain payments relating to PGM Net Income.

     B. FUNDING: All amounts payable or credited to Participants or their Beneficiaries hereunder shall be paid in cash from the general assets of the Company or by issuing shares of Common Stock of the Company, as determined by the Administrator in accordance with the terms of the Plan. The Company shall be under no obligation to establish a trust, a special or separate fund, or to segregate any of its assets to assure payment of amounts under this Plan. It is the intent of the Company and the Participants that this Plan shall not be deemed or construed to defer the receipt of compensation past termination of employment and, accordingly, shall not be deemed to be an "employee benefit plan," as defined in section 3(3) of ERISA.

     C. UNSECURED CREDITOR: Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Company and the Participants. To the extent that the a Participant acquires a right to receive any amount from the Company under the Plan, such rights shall be no greater than the right of a general unsecured creditor of the Company. Each Participant acknowledges that, in the event the Company becomes financially distressed (whether due to bankruptcy, insolvency or otherwise), the Company's ability to pay benefits to the Participant under this Plan could be adversely impacted. In agreeing to become a Participant hereunder, each Participant represents and warrants that he or she is sufficiently familiar with the financial condition of the Company.

                        SECTION IV:  CALCULATION OF BENEFIT

     A. IPO GRANTS. At the time of an IPO or a Sale of Prism, the Participants shall be entitled to receive, in the aggregate, a grant of shares of Common Stock, in an amount to be determined by the following formula:


          FIRST, the [ * ] value of [ * ] reduced by [ * ] multiplied by [ * ]; and


          SECOND, the amount determined above shall be multiplied by 5%.

Thereafter, the number of shares of Common Stock allocated and distributed to each Participant shall be determined under paragraph D below.
Notwithstanding any provision contained herein to the contrary, if counsel to Prism determines that the grant of shares of Common Stock hereunder requires registration, or compliance with an exemption from registration, under the Securities Act or the securities laws of any state, then no shares of Common Stock shall be distributed to Participants hereunder until such time that an effective registration statement is filed or all of the conditions for an exemption are met, as determined by Prism in its sole discretion. Each participant agrees to cooperate with Prism and comply with any terms and conditions imposed by Prism in connection with Prism filing a registration statement or meeting the terms and conditions of an exemption from registration. Prism will use its best efforts to ensure that shares of Common Stock can be distributed to Participants in compliance with the Securities Act as soon as practicable following an IPO.

     B. SALE OF PRISM GRANTS. If there is a Sale of Prism prior to the time of an IPO, the Participants shall be entitled to receive, in the aggregate, a grant of shares of Common Stock, in an amount to be determined by the following formula:


          FIRST, the [ * ] value of [ * ] multiplied by [ * ]; and


          SECOND, the amount determined above shall be multiplied by 5%.

Thereafter, the number of shares of Common Stock allocated and distributed to each Participant shall be determined under paragraph D below.
Notwithstanding the foregoing, in lieu of issuing shares of Common Stock to the Participants under this paragraph B, Prism may, in its sole discretion, distribute cash to the Participants in an amount equal to the Fair Market
Value of Common Stock that would have been distributed.   Notwithstanding any
provision contained herein to the contrary, if counsel to Prism determines that issuing shares of Common Stock to Participants under this paragraph B requires registration, or compliance with an exemption from registration, under the Securities Act of 1933 or the securities laws of any state, then no payment shall be made to Participants hereunder until such time that an effective registration statement is filed or all of the conditions for an exemption are met, as determined by Prism in its sole discretion. Each participant agrees to cooperate with Prism and comply with any terms and conditions imposed by Prism in connection with Prism filing a registration statement or meeting the terms and conditions of an exemption from registration. Prism will use its best efforts to ensure that shares of Common Stock can be distributed to Participants in compliance with the Securities Act as soon as practicable following a Sale of Prism.

     C. ALLOCATION OF IPO OR SALE OF PRISM GRANTS. In allocating the total number of shares of Common Stock issued, or cash payment made, to a Participant, as the case may be, in connection with an IPO or Sale of Prism, the Administrator shall utilize the following process:

     First, 20% of the shares of Common Stock or cash shall be designated as EVP Pool 1 and shall be allocated among those Participants listed in Exhibit A as EVP Pool 1 Participants, who were employed by or affiliated with PGM prior to January 1, 1995. Allocation among EVP Pool 1 Participants shall be on the basis of the percentage arrived at by dividing the total number of full months an EVP Pool 1 Participant was employed at PGM prior to January 1, 1995 by the total number of full months all EVP Pool 1 Participants were employed at PGM prior to January 1, 1995 multiplied by the percentage of shares of Common Stock allocated to EVP Pool 1.

     Second, 20% of the shares of Common Stock or cash shall be designated as EVP Pool 2 and shall be allocated among Participants, who were employed at PGM subsequent to December 31, 1994. Allocation among EVP Pool 2 Participants shall be determined as of the IPO or Sale of Prism date and shall be on the basis of the percentage arrived at by dividing the total number of full months an EVP Pool 2 Participant has been employed at Prism or PGM subsequent to December 31, 1994 by the total number of full months all EVP Pool 2 Participants have been employed at Prism or PGM subsequent to December 31, 1994.

     If any EVP Pool 1 or EVP Pool 2 Participant is no longer employed by PGM or Prism, that Participants nonvested or forfeited share of Common Stock or cash in EVP Pool 1 and/or EVP Pool 2 shall be reallocated to EVP Pool 3, described below.

     Third, the remaining 60% of the shares of Common Stock or cash, and any nonvested or forfeited benefits corresponding to EVP Pool 1 and EVP Pool 2 Participants who have terminated employment, shall be designated as EVP Pool 3 and shall be allocated among all remaining Participants based on the following point system. For each full year of service completed by a Participant after the Effective Date and prior to the IPO or Sale of Prism date, the Administrator shall determine, in its sole discretion, how many points, if any, to assign to a Participant out of a total of 100 points per year. This shall be done for each of the first five full years, measured from the Effective Date or, if less, the number of full and partial years from the Effective Date preceding an IPO or Sale of Prism. Points allocated for a partial year shall be weighted, in relation to those allocated for a full year, in the ratio of the number of months in the partial year to a full 12 month year. Thereafter, the number of shares of Common Stock or cash assigned to a Participant from EVP Pool 3 shall be determined by, first, multiplying the aggregate number of shares of Common Stock or cash allocated to EVP Pool 3, by the total number of points assigned to a Participant, as of the IPO or Sale of Prism Date, and, then, dividing such amount by the total number of points assigned to all Participants.

                            SECTION V: VESTING OF GRANTS

     A. VESTING OF IPO AND SALE OF PRISM GRANTS: Notwithstanding any provision contained herein to the contrary, a Participant's allocations and payment of grants relating to an IPO (under Section IV-A) or the Sale of Prism Grants (under Section IV-B) shall vest at a rate of 20% per year following the Effective Date and each Participant shall be fully vested if he or she terminates employment due to death or total and permanent disability (as determined by the Administrator in its sole discretion); provided, however, that EVP Pool 1 allocations shall be immediately vested as of the Effective Date. Nonvested benefits shall be forfeited, and will be reallocated to EVP Pool 3 to be allocated to other Participants according to the method described in Section IV-D above.

     B. NONCOMPETE AND CONFIDENTIALITY: Notwithstanding anything contained in this Plan to the contrary, a Participant will forfeit all rights to unpaid benefits under this Plan if the Participant, without the prior approval of an independent majority of the Board, violates the provisions of any confidentiality or noncompete agreement with, or policy of, the Company. Forfeitures under this paragraph B shall be reallocated to other Participants based on the method described in the last sentence of paragraph A above.

                       SECTION VI:  PAYMENT OF DEATH BENEFITS

     A.   BENEFITS UPON DEATH OF PARTICIPANT BEFORE RECEIVING ALL BENEFITS:
If upon the Participant's death he remains entitled to receive any unpaid benefit hereunder, his designated beneficiary shall receive any remaining benefits to which the Participant remains entitled at such time as the Participant would otherwise have received payment.

     B. DESIGNATION OF BENEFICIARY: The Participant, from time to time, may designate in writing any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits are to be paid if he dies before receiving all of his unpaid benefits hereunder. A beneficiary designation will be effective only when signed by the Participant and filed with the Administrator while the Participant is alive, and will cancel all beneficiary designations signed earlier. If the Participant fails to designate a beneficiary as provided in this Section VI, or if all designated beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated beneficiary shall be deemed to be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

          i.   the Participant's surviving spouse;

          ii. the Participant's children, except that if any of the children predecease the Participant but leave issues surviving, then such issue shall take, by right of representation, the share their parent would have taken if living; or

          iii. the Participant's personal representative (executor or administrator).

Any payment to a deemed beneficiary shall completely discharge the Company's obligations under this Plan.

                    SECTION VII:  PLAN ADMINISTRATION PROVISIONS

     A. APPOINTMENT AND AUTHORITY Appointment And Authority : The Board shall appoint one or more persons to administer the Plan (singularly or collectively referred to as the Administrator). The Administrator, is expressly granted the following powers:

          (1) To determine all questions arising under the Plan, including the power to determine the rights or eligibility of employees and their beneficiaries and their respective benefits, and to remedy ambiguities, inconsistencies or omissions in the text of the Plan;

          (2)  To direct all payments of benefits under the Plan;

          (3) To request, receive and have custody of all records and documents pertaining to administration of the Plan;

          (4) To be agent for the service of legal process on behalf of the Plan;

          (5) To delegate in writing one (1) or more individuals, agents or counsel on behalf of the Administrator or to carry out administrative functions;

          (6) To interpret the terms of the Plan and make final binding determinations regarding the Participant's rights under the Plan, subject to the Participant's right to arbitrate a decision on the grounds that it is clearly erroneous; or

          (7) To perform any other acts necessary or appropriate to the administration of the Plan and the discharge of its duties.

     B. RIGHT TO AMEND OR TERMINATE: The Board may at any time and from time to time to modify, suspend, amend or terminate the Plan in whole or in part; provided, however, that no such action shall be effective with respect to any Participant without the Participant's written consent.

     C. INDEMNIFICATION OF THE ADMINISTRATOR: The Administrator shall be indemnified by the Company against any and all liabilities, settlements, judgments, losses, costs, and expenses (including reasonable legal fees and expenses) of whatever kind and nature which may be imposed on, incurred by or asserted against the Administrator by reason of the performance or nonperformance of a Administrator function if such action did not constitute gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to other rights the Administrator by law or by reason of insurance coverage of any kind. The Company may, at its own expense, settle any claim asserted or proceeding brought against the Administrator when such settlement appears to be in the best interests of the Company.

     D. CLAIMS PROCEDURE: A Participant or any designated beneficiary who disputes the Administrator's determination of the benefits due to him or her under the Plan may file a claim with the Administrator. A claim must be in writing, in a form which gives the Administrator reasonable notice of the claim, sets forth the basis of the claim, and authorizes the Administrator to take all steps reasonably necessary to determine the validity of the claim and to facilitate the payment of any benefits to which the claimant is entitled. The Administrator will, if reasonably possible, decide whether to grant or deny a claim within ninety (90) days after it is filed. If a longer period is needed, the Administrator will, no later than the last day of the ninety (90) day period, notify the claimant of the extension of time and the reasons why it is needed. A decision must then be rendered within ninety (90) days after the claimant was notified of the extension. If the Administrator does not act within the time specified by this paragraph C, the claim is automatically denied, and the claimant may appeal in accordance with this paragraph C. If the Administrator determines that a claim should be denied, it will give the claimant written notice of denial. This notice must be written in a manner calculated to be understood by the claimant, state specific reasons for denying the claim, citing the provisions of the Plan on which the denial is based, explain the procedure for reviewing the Administrator's decision, and if the claim is denied because the Administrator lacks adequate information to reach a decision, state what information is needed to make a decision possible and why it is needed. If a claim is denied, the claimant may appeal to the Board. The claimant's appeal must be submitted in writing to the Board no later than sixty (60) days after the earlier of the date on which he receives notice of denial or the expiration of the period within which the Board is required to render a decision. The claimant or his representative may submit any documents or written arguments that he desires in support of his claim, and the Board may, but is not required to, hold a hearing on the claim. The Board will, if reasonably possible, decide the claimant's appeal within sixty (60) days after it is filed. If a longer period is needed, the Board will, no later than the last day of the sixty (60) day period, notify the claimant of the extension of time and the reasons why it is needed. A decision must then be rendered within sixty (60) days after the claimant was notified of the extension. If the Board does not act within the time specified by this paragraph C, the appeal is automatically denied. If the Board determines that an appeal should be denied, it must give the claimant written notice of the denial in the same manner as required on initial denial of the claim by the Board.

                    SECTION VIII:  MISCELLANEOUS PLAN PROVISIONS

     A. NOT A CONTRACT OF EMPLOYMENT: The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Participant, and the Participant (or his beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give the Participant a right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge him or her at any time.

     B. NONALIENATION OF BENEFITS: To the extent permitted by law, no amount payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, garnishment, pledge or encumbrance. Any attempt to anticipate, alienate, sell, transfer, assign, attach, pledge or encumber the same shall be void, and no amount payable under the Plan shall be in any manner liable to or subject to the debts, contracts, liabilities, engagements or torts of any Participant or designated beneficiary.

     C. PAYMENTS TO INCOMPETENTS: If the Participant or designated beneficiary entitled to receive any benefit hereunder is deemed by the Administrator, or is adjudged, to be legally incapable of giving valid receipt and discharge for such benefit, such benefit shall be paid to such person(s) as the Administrator may designate or to a duly appointed guardian. Any such payment shall be in complete discharge of the liability of the Plan, the Administrator and the Company to the Participant or the designated beneficiary.

     D. MISSING PERSONS: If the Administrator cannot ascertain the whereabouts of any designated beneficiary to whom a payment is due under the Plan, and if, after five (5) years from the date such payment is due, a notice of such payment due is mailed to the last known address of such designated beneficiary as shown on the records of the Administrator, and within three (3) months after such mailing such designated beneficiary has not made written claim therefor, the Administrator, if it so elects, may direct that such payment and all remaining payments otherwise due to such designated beneficiary be permanently cancelled. Any such cancellation shall be in complete discharge of the liability of the Plan, the Administrator and the Company to the Participant and his designated beneficiaries.

     E. GENDER AND NUMBER: Wherever used herein, the masculine gender shall include the feminine gender and the singular shall include the plural, unless the context indicates otherwise.

     F. WITHHOLDING: The Company may withhold from any benefits payable under the Plan all federal, state, local or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     G. GOVERNING LAW: Except as provided in subparagraph (K)(1) below, the provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

     H. SEVERABILITY: If any provision of this Plan or application thereof to any designated beneficiary is held invalid or unenforceable, the remainder of the Plan will not be affected thereby and to that extent the provisions of this Plan are intended to be and are deemed to be severable.

     I. HEADINGS. All headings in this Plan are for reference only and are not to be utilized to construe its terms.

     J.   ARBITRATION:

     (1)  NEGOTIATION.  EXCEPT FOR CONTROVERSIES, DISPUTES OR CLAIMS
RELATED TO PARTICIPANTS' OR ANY AFFILIATED PARTY'S COVENANT NOT TO COMPETE, FOR WHICH PRISM OR PGM MAY SEEK INJUNCTIVE OR SUCH OTHER RELIEF AS IT MAY DEEM APPROPRIATE, NEITHER PARTY SHALL INSTITUTE ANY PROCEEDING IN ANY COURT OR ADMINISTRATIVE AGENCY OR ANY ARBITRATION TO RESOLVE A DISPUTE BETWEEN THE PARTIES BEFORE THAT PARTY HAS SOUGHT TO RESOLVE THE DISPUTE THROUGH DIRECT NEGOTIATION WITH THE OTHER PARTY AND PURSUANT TO THE PLAN'S CLAIMS PROCEDURE.
 IF THE DISPUTE IS NOT RESOLVED WITHIN THE TIME PERIODS SET FORTH IN SECTION VII-C, THE PARTIES SHALL THEN ATTEMPT TO RESOLVE THE DISPUTE THROUGH ARBITRATION AS PROVIDED IN THIS SECTION.

     (2) SCOPE OF ARBITRATION. EXCEPT FOR CONTROVERSIES, DISPUTES OR CLAIMS RELATED TO PARTICIPANTS' OR ANY AFFILIATED PARTY'S COVENANT NOT TO COMPETE, FOR WHICH PRISM MAY SEEK INJUNCTIVE OR SUCH OTHER RELIEF AS SUCH PARTY MAY DEEM APPROPRIATE, ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN PRISM AND PARTICIPANTS (AND ANY BENEFICIARY) ARISING OUT OF OR RELATED TO

          (a) THIS AGREEMENT OR ANY OTHER AGREEMENT BETWEEN PRISM AND PARTICIPANTS THAT DO NOT HAVE THEIR OWN SPECIFIC ARBITRATION PROVISIONS ("OTHER COVERED AGREEMENTS"); OR

          (b) THE VALIDITY OF THIS AGREEMENT OR ANY OTHER COVERED AGREEMENT BETWEEN PRISM AND PARTICIPANTS OR ANY PROVISION OF ANY SUCH AGREEMENT

WILL BE SUBMITTED FOR BINDING ARBITRATION TO THE CHICAGO, ILLINOIS OFFICE OF JAMS/ENDISPUTE ON DEMAND OF PRISM OR PARTICIPANTS. SUCH ARBITRATION PROCEEDING WILL BE CONDUCTED IN CHICAGO, ILLINOIS AND, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, WILL BE HEARD BY ONE ARBITRATOR IN ACCORDANCE WITH THE THEN CURRENT RULES OF THE JAMS/ENDISPUTE. ALL MATTERS RELATING TO ARBITRATION WILL BE GOVERNED BY THE FEDERAL ARBITRATION ACT (9 U.S.C. Sections 1 ET SEQ.) AND NOT BY ANY STATE ARBITRATION LAW.

     THE DECISION AND AWARD OF THE ARBITRATOR SHALL BE BINDING AND CONCLUSIVE UPON BOTH PRISM AND PARTICIPANTS, AND ENFORCEABLE IN ANY COURT OF COMPETENT JURISDICTION. THE ARBITRATOR WILL HAVE THE RIGHT TO AWARD OR INCLUDE IN THE AWARD ANY LAWFULLY APPROPRIATE RELIEF AND TO ASSESS COSTS OR EXPENSES TO ONE OR BOTH PARTIES.

     PRISM AND PARTICIPANTS AGREE TO BE BOUND BY THE PROVISIONS OF ANY LIMITATION ON THE PERIOD OF TIME IN WHICH CLAIMS MUST BE BROUGHT UNDER APPLICABLE LAW OR THIS AGREEMENT, WHICHEVER EXPIRES EARLIER. PRISM AND PARTICIPANTS FURTHER AGREE THAT, IN CONNECTION WITH ANY SUCH ARBITRATION PROCEEDING, EACH MUST SUBMIT OR FILE ANY CLAIM WHICH WOULD CONSTITUTE A COMPULSORY COUNTERCLAIM (AS DEFINED BY RULE 13 OF THE FEDERAL RULES OF CIVIL PROCEDURE) (EXCEPT ONE THAT COULD BE FILED UNDER ANOTHER AGREEMENT HAVING ITS OWN ARBITRATION AGREEMENT) WITHIN THE SAME PROCEEDING AS THE CLAIM TO WHICH IT RELATES. ANY SUCH CLAIM WHICH IS NOT SUBMITTED OR FILED AS DESCRIBED ABOVE WILL BE FOREVER BARRED.

     EACH PARTY AGREES THAT ARBITRATION WILL BE CONDUCTED ON AN INDIVIDUAL, NOT A CLASS-WIDE, BASIS, AND THAT AN ARBITRATION PROCEEDING BETWEEN PRISM AND A PARTICIPANT (OR BENEFICIARY) MAY NOT BE CONSOLIDATED WITH ANY OTHER ARBITRATION PROCEEDING BETWEEN PRISM OR ANOTHER PARTICIPANT (OR BENEFICIARY), AS APPLICABLE, AND ANY OTHER PERSON, CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP EXCEPT BY THE AGREEMENT OF THE PARTIES, PROVIDED THAT PRISM OR PARTICIPANT (OR BENEFICIARY) MAY CONSOLIDATE ANY ARBITRATION PROCEEDING COMMENCED UNDER THIS SEXTION 12 WITH ANY ARBITRATION PROCEEDING COMMENCED BY PRISM OR PARTICIPANT (OR BENEFICIARY) UNDER ANY OTHER COVERED AGREEMENT EXECUTED IN CONNECTION HEREWITH.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION, PRISM AND PARTICIPANTS SHALL EACH HAVE THE RIGHT IN A PROPER CASE TO OBTAIN TEMPORARY RESTRAINING ORDERS AND TEMPORARY OR PRELIMINARY INJUNCTIVE RELIEF FROM A COURT OF COMPETENT JURISDICTION; PROVIDED, HOWEVER, THAT PRISM OR PARTICIPANTS MUST

CONTEMPORANEOUSLY SUBMIT THE DISPUTE FOR ARBITRATION ON THE MERITS AS PROVIDED HEREIN.

     THE PROVISIONS OF THIS SECTION WILL CONTINUE IN FULL FORCE AND EFFECT SUBSEQUENT TO AND NOTWITHSTANDING THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

     (3) CONSENT TO JURISDICTION. EACH PARTY AGREES THAT THE OTHER PARTY MAY INSTITUTE ANY ACTION AGAINST IT (WHICH IS NOT REQUIRED TO BE ARBITRATED HEREUNDER OR UNDER ANOTHER ARBITRATION AGREEMENT IN ANY OTHER AGREEMENT) IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN THE CITY OF CHICAGO, STATE OF ILLINOIS, AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND WAIVES ANY OBJECTION IT MAY HAVE TO EITHER THE JURISDICTION OF OR VENUE IN SUCH COURTS.

     (4) WAIVER OF JURY TRIAL. PRISM AND PARTICIPANTS IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR IN EQUITY, BROUGHT BY EITHER OF THEM AGAINST THE OTHER.

                                       PRISM MORTGAGE CORP.



                                       By:    /s/ David Fisher
                                             ------------------------
                                       Title: /s/ Vice President
                                             ------------------------